Exhibit  23.1


                      [Letterhead of Pannell Kerr Forster]

                  Consent of Independent Chartered Accountants


Jai  Woo  Lee
Penn  Biotech  Inc.
16  Floor,  543  Granville  Street
Vancouver,  BC,  Canada  V6C  1X8

Re:  Penn  Biotech  Inc.'s  Registration  Statement  on  Form  F-1

We consent to the reference to our firm under the caption "Interest of Named Experts and Counsel" and to the use of our report dated January 31, 2003, in the registration statement on Form F-1 and related Prospectus of Penn Biotech Inc. for the registration of shares of its common stock to be sold by selling shareholders and offered for sale by the Company.


/s/  Pannell  Kerr  Forster

Pannell  Kerr  Forster,  Chartered  Accountants

Vancouver,  British  Columbia
January 31,  2003